Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Rocky Mountain Chocolate Factory, Inc. (the “Company”) on Form 10-Q for the quarterly period ended May 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert J. Sarlls, Chief Executive Officer, and A. Allen Arroyo, Chief Financial Officer, of the Company certify, in our capacity as such, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(2)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(3)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 14, 2023	/s/ Robert Sarlls
Robert J. Sarlls, Chief Executive Officer (Principal Executive Officer)

Date: July 14, 2023	/s/ A. Allen Arroyo
A. Allen Arroyo, Chief Financial Officer (Principal Financial Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.